Exhibit 99.1

Sigma Additive Solutions, Inc. Announces Reverse Stock Split to Regain Nasdaq Compliance and Facilitate Recently Announced Strategic Transactions

SANTA FE, NM – September 21, 2023 – Sigma Additive Solutions, Inc. (NASDAQ: SASI) (“Sigma” or the “Company”) will effect a 1-for-20 reverse stock split of its outstanding common stock to seek to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq Listing Rule 5550(a)(2) by the October 8, 2023 deadline for doing so. Regaining compliance is also expected to facilitate the transactions contemplated by Sigma’s recently announced non-binding letters of intent to acquire NextTrip Holdings, Inc. and sell certain quality assurance software assets.

The Company’s common stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on Friday, September 22, 2023, and will continue to trade under the symbol “SASI.” The new CUSIP number for the common stock following the reverse stock split will be 826598609. The number of shares of common stock that Sigma Additive Solutions is authorized to issue will correspondingly decrease from 24,000,000 shares at present to 1,200,000 shares.

The reverse stock split uniformly affects all issued and outstanding shares of the Company’s common stock and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in fractional shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The par value of the Company’s common stock will remain unchanged at $0.001 per share after the reverse stock split.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 12,227,135 shares to approximately 611,357 shares, plus any shares to be issued in exchange for fractional interests. All options, warrants, shares issuable upon conversion of the Company’s preferred stock and stock awards of the Company outstanding immediately prior to the reverse stock split will be adjusted in accordance with their terms.

The Company’s transfer agent, Issuer Direct Corporation, is acting as the exchange agent for the reverse stock split. Issuer Direct Corporation will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable, but such exchange is not required. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Shareholders with questions may contact the Company’s transfer agent by calling 801-272-9294.

About Sigma Additive Solutions

Sigma Additive Solutions, Inc. is a leading provider of in-process quality assurance (IPQA™) solutions to the additive manufacturing industry.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors, including the ability of Sigma to meet minimum bid price requirement for continued listing of its common stock on the NASDAQ Capital Market and to enter into definitive agreements contemplated by the recently announced non-binding letters of intent, and there is no assurance that it will be able to do so or continue to meet other continued listing requirements or enter into such definitive agreements or complete the transactions contemplated thereby. For additional risks and uncertainties that could impact Sigma’s forward-looking statements, please see disclosures contained in Sigma’s public filings with the SEC, including the “Risk Factors” in Sigma’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and which may be viewed at www.sec.gov.

Sigma Additive Solutions Contact

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

SASI@mzgroup.us

www.mzgroup.us